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                                        BY-LAWS

                                          OF

                         LEVAN BUILDERS SUPPLY, INCORPORATED

                                     ARTICLE ONE


    This corporation shall be known as LeVAN BUILDERS SUPPLY,  INCORPORATED.

                                     ARTICLE TWO

    The principal place of business shall be at Broken Arrow, Oklahoma, and branch offices may be maintained at other places which the Directors may determine from time to time.

                                    ARTICLE THREE

    SECTION ONE. The control of this company shall be vested in a Board of Directors composed of three (3) members.

    SECTION TWO. The Directors shall be elected by the stockholders and shall serve one (1) year until their successors are elected.

    SECTION THREE.  The Directors shall elect the following officers:
President, Vice-President and Secretary-Treasurer. In addition, there shall be named such other officers (including assistant secretaries and assistant treasurers) as may be determined by the Board to be necessary. Said officers shall have control of the property and operation of the business of the corporation, subject only to the control of the Board of Directors.

    SECTION FOUR. The Directors shall meet annually immediately after the annual stockholders' meeting. At that time they shall elect officers for the ensuing year and transact any other business that may concern the corporation to be acted upon by them. Special meetings of Directors may be called at any time by the President or Secretary upon the written request of any Director and notice thereof in writing must be mailed to each Director at least five (5) days in advance of such meeting; provided, that the notices required under this Section may be waived by the written assent of all the Directors. Any Director by attendance at any meeting shall be deemed to have waived notice thereof.

    SECTION FIVE. Vacancies occurring during the year in any office or in the Board of Directors may be filled by the Board, and the Board can remove any officer by a majority vote. Compensation, if any, of all the officers shall be fixed by the Board of Directors.

    SECTION SIX. The Directors, as such, shall not receive any stated salaries for their services, but by resolution of the Board a fixed sum for expenses may be allowed for attendance at any regular or special meeting; provided, that nothing herein contained shall be construed as precluding any Director from serving the corporation in any other capacity and receiving compensation therefor.

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    SECTION SEVEN.  The Directors shall have power to create, make and issue mortgages, bonds, deeds of trust, trust agreements and negotiable or transferable instruments and securities secured by mortgage or otherwise, and can do every other act and thing necessary to effect the same including the delegation to the officers of the corporation of the power to execute and issue such instruments.

    SECTION EIGHT. In addition to such express powers as are conferred hereby, said Board may do all other acts as in the usual course of events shall be deemed to be necessary or desirable for the best interests of the corporation and not required to be exercised by the stockholders.

    SECTION NINE. Any two Directors present at any regular or special meeting shall constitute a quorum.

    SECTION TEN. Any action which might be taken at a meeting of the Board of Directors may be taken without a meeting if a record or memorandum thereof be made in writing and signed by all the members of the Board.

                                     ARTICLE FOUR

    The annual meeting of the stockholders shall be held on the second Monday in July commencing with the year 1979 or on the following day if that day be a holiday. Meetings shall be held at the principal place of business unless upon request in writing by a majority of the stockholders the Secretary may change the meeting place. Written notice of meetings must be mailed to each stockholder by the Secretary at least ten (10) days prior to such meeting. Special meetings of stockholders may be called by the President upon a written request of two stockholders. Notice thereof must be given in writing at least five (5) days prior thereto. Notice of any meeting may be waived in writing or by attendance of such meeting, but all stockholders must waive notice to preclude the necessity of notice.

    At all meetings a majority of the subscribed shares of stock issued and outstanding must be represented in person or by proxy in writing. The stockholders shall elect the Board of Directors at the annual meeting and a majority of the subscribed shares of stock shall be necessary elect. Each holder of voting stock shall be entitled to one vote for each share of stock standing in his or her name on the books of the company ten (10) days prior to such meeting. If, for any reason, Directors are not elected at the annual meeting, then they shall be elected at a special meeting called for that purpose, which special meeting may be called at the request of any stockholder or Director.

    Any action which might be taken at a meeting of the stockholders may be taken without a meeting if a record or memorandum thereof be made in writing and signed by all of the stockholders.

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                                     ARTICLE FIVE

    SECTION ONE. The officers of the corporation shall be chosen by the Directors and shall be: President, Vice-President, and Secretary-Treasurer and such other officers (including assistant secretaries and assistant treasurers) as the Board may determine from time to time.

    SECTION TWO. Officers shall hold office until their successors are chosen and qualify in their stead. Any officer or employee may be removed at any time by the affirmative vote of a majority of the entire Board of Directors.

    SECTION THREE. The President shall be the chief executive officer of the corporation; he shall preside at all meetings of stockholders and Directors; he shall perform such other functions and duties as may be authorized by the Board of Directors; he shall execute bonds, mortgages, contracts, deeds, and other instruments on behalf of the corporation and where required shall execute the same under the seal of the corporation.

    SECTION FOUR. The Vice-President in the absence or disability of the President shall preside over meetings of the stockholders and carry on the other duties of the President.

    SECTION FIVE. The Secretary shall be present at all meetings of the stockholders and Directors, and shall take and keep full minutes thereof; he shall keep a stock book in which he shall enter all transfers of stock; he shall have charge of all records of the corporation, together with the seal and charter, and he shall have authority to affix the seal. He shall give notice of all meetings of stockholders and Directors as herein provided. He shall attest all certificates of stock, deeds, mortgages, contracts and other instruments executed by the corporation and shall have such other duties as may be determined by the Directors. In the absence of the Secretary, an assistant secretary may perform his duties.

    SECTION SIX. The Treasurer, who may be the Secretary as well, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors, and he shall perform such other duties as the Board of Directors shall prescribe.

    SECTION SEVEN. At the annual stockholders' meeting, all officers shall render reports of the business transacted by them, and such reports shall only be in writing if so requested by the Board of Directors or by a majority of the stockholders.

                                     ARTICLE SIX

    The certificates of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the President or the Vice-President and attested by the Secretary or assistant Secretary.

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                                    ARTICLE SEVEN


    Transfers of stock shall be made on the books of the corporation only by the persons named in the certificate or by attorney lawfully constituted in writing, and upon surrender of the certificate therefor. The Board of Directors may close the transfer books at their discretion for a period not exceeding thirty (30) days preceding any meeting, annual or special, of the stockholders, or preceding the day appointed for the payment of a dividend.

                                    ARTICLE EIGHT

    Any person claiming a certificate of stock to have been lost or destroyed shall make an Affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors may require, and shall, as the Directors so require, give the corporation a bond of indemnity in form and with one or more sureties satisfactory to the Board in at least double the value of the stock represented by said certificate; whereupon, a new certificate will be issued in the same tenor and for the same number of shares as the one alleged to have been lost or destroyed.

                                     ARTICLE NINE

    The fiscal year of the corporation shall be from July 1 through June 30 commencing with the calendar year 1978. The Board of Directors shall have the authority to alter or amend such fiscal year.

                                     ARTICLE TEN

    Dividends upon the capital stock of the corporation when earned may be declared by the Board of Directors at any regular or special meeting. Before payment of any dividend or making any distribution of profits there may be set aside out of the surplus or net profits of the corporation such sum or sums as the Directors from time to time in their absolute discretion think proper as conducive to the best interests of the corporation.

                                    ARTICLE ELEVEN

    The corporate seal shall be the usual and customary paperpress seal containing the words "Corporate Seal of LeVan Builders Supply, Incorporated, State of Oklahoma", and such seal shall be in the care of the Secretary.

                                    ARTICLE TWELVE

    The Board of Directors shall have the power to make, amend, and repeal the By-Laws of the corporation by a vote of a majority of all the Directors at any regular or special meeting of the Board. The stockholders, by an affirmative vote of a majority of the stock issued and outstanding, may make, alter or amend by By-Laws at any regular meeting or any special meeting if notice thereof be contained in the notice of such special meeting.

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    Dated this 30th day of June, 1978.


                             /s/ HARRY M. LEVAN
                             --------------------------------------
                             Harry M. LeVan


                             /s/ Patricia A. LeVan
                             --------------------------------------
                             Patricia A. LeVan


                             /s/ Terrel Taylor
                             --------------------------------------
                             Terrel Taylor






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